                                                                      EXHIBIT 14


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated September 12, 2000, relating to the financial statements and financial highlights of Scudder Large Company Value Fund appearing in the July 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Scudder Large Company Value Fund dated October 1, 2000 and under the headings "Experts" and "Administrative Fee" in the Statement of Additional Information of Scudder Large Company Value Fund dated October 1, 2000 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2000

                                                                      EXHIBIT 14


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 17, 2000 relating to the financial statements and financial highlights of Value Fund appearing in the September 30, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2000